FOR IMMEDIATE RELEASE
Terremark Worldwide Reports Second Quarter
Fiscal Year 2011 Results
Company Delivers Strong Revenue and EBITDA Growth, Increases
Revenue and EBITDA Guidance for Fiscal Year 2011
•	Total revenues for the quarter ended September 30, 2010 were $84.9 million, representing an 22% year-over-year increase

•	EBITDA, as adjusted, for the quarter ended September 30, 2010 was $22.9 million, representing a 28% year-over-year increase

•	Bookings were $37.7 million for the quarter ended September 30, 2010

•	Income from operations for the six months ended September 30, 2010 was $11.0 million

•	67 new customers were added in the quarter, bringing the total number of customers to 1,401
MIAMI — November 1, 2010 — Terremark Worldwide, Inc. (NASDAQ:TMRK), a leading global provider of managed IT infrastructure services, today reported its results for the quarter ended September 30, 2010.
The company’s results for the quarter include revenues of $84.9 million and EBITDA, as adjusted, of $22.9 million. Based on its strong results over the first half of the fiscal year and high degree of visibility, the company is increasing its fiscal year guidance for revenues to range from $350.0 million to $353.0 million and EBITDA, as adjusted, to range from $100.0 million to $102.0 million.
“Our exceptional performance in the second quarter is a direct result of our continued focus on execution and our leadership in providing best-in-class, highly secure infrastructure for enterprises and federal government agencies,” said Manuel D. Medina, Chairman and CEO of Terremark. “Terremark’s ability to deliver hybrid solutions for the complex IT systems that our customers operate, with fully integrated, leading-edge cyber security tools to protect their data, continues to differentiate us in the market and drive our success.”

“Our team delivered very strong results across all our key financial metrics, clearly demonstrating the solid growth we continue to see across our product set and geographies,” said Jose Segrera, Terremark’s CFO. “With strong recurring revenue growth and a robust pipeline, we have high degree of visibility that gives us confidence in our ability to deliver solid results for the remainder of this fiscal year and heading into fiscal year 2012.”
Q2 FY11 Financial Highlights
•	Total revenues for the quarter ended September 30, 2010 were $84.9 million, representing a 22% year-over-year increase.

•	EBITDA, as adjusted, for the quarter ended September 30, 2010 was $22.9 million, representing a 28% year-over-year increase. EBITDA, as adjusted, is defined as income (loss) from operations less depreciation, amortization, certain legal and professional costs, litigation and employment settlements, and share-based payments, including share-settled liabilities. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, income (loss) from operations reported under U.S. Generally Accepted Accounting Principles (GAAP).

•	Income from operations for the six months ended September 30, 2010 was $11.0 million.

•	Cross connects billed to customers increased to 9,650 as of September 30, 2010 from 8,789 a year earlier, representing a 10% year-over-year increase. The compelling value of Terremark’s network-neutral model continues to be reinforced by the consistent growth of cross connects billed to customers.

•	Total colocation space utilization increased to 36.6% as of September 30, 2010 from 30.3% as of June 30, 2010. Utilization of built-out colocation space increased to 62.5% as of September 30, 2010, an increase from 54.9% as of June 30, 2010.
Q2 FY11 Business Highlights
•	Terremark increased the annualized cloud computing run rate to $30.0 million during the second quarter, a 15% increase from the previous quarter. The company continues to add large enterprises and federal government agencies to the customer base leveraging its secure cloud computing solutions to deploy and manage business-critical applications at a reduced cost.

•	Terremark had another quarter of strong bookings with $37.7 million of new annual contract value booked in the quarter ended September 30, 2010.

•	During the quarter ended September 30, 2010, Terremark added 67 new customers, for a total of 1,401 customers at the end of the period.

•	In September, Verizon Business announced it was working with Terremark and VMware on its latest cloud computing offering, Computing as a Service, SMB. This announcement reflects Terremark’s growing relationship with Verizon, which also signed a colocation services agreement for 25,000 square feet at the NAPs of the Capital Region and the Americas to meet increasing demand from their federal clients to deliver FISMA-compliant data center services.

•	Construction of the third datacenter at Terremark’s NAP of the Capital Region campus was completed ahead of schedule and on budget in the second quarter of fiscal year 2011.
Business Outlook
•	For the third quarter of fiscal 2011, the company expects revenues to range from $89.0 million to $91.0 million and EBITDA, as adjusted, to range from $26.0 million to $27.0 million.

•	For the full 2011 fiscal year, the company increased guidance for revenues to range from $350.0 million to $353.0 million and EBITDA, as adjusted, to range from $100.0 million to $102.0 million.
The foregoing statements regarding targets for the quarter and full year are forward-looking and actual results may differ materially. These are the company’s targets, not predictions of actual performance.
Conference Call Information
•	The Company will hold a conference call today, November 1, 2010 at 5:00 p.m. ET, to discuss all of the above.

•	To hear the conference call live, please dial 866-770-7129 (domestic) or 617-213-8067 (international) five to ten minutes before the call and reference the passcode TMRK Call.

•	A simultaneous live Webcast of the call will be available on the Internet at http://www.terremark.com, under the Investor Relations heading.

•	A replay of the call will be available beginning on Monday, November 1, 2010 at 8:00 p.m. ET by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and providing the following replay code: 42517031. In addition, the Webcast will be archived on the Company’s web site at http://www.terremark.com.
The company’s financial performance as of and for the quarters ended September 30, 2010, June 30, 2010 and September 30, 2009 and for the six months ended September 30, 2010 and September 30, 2009 can be found on the attached balance sheet and income statements. Additional information on the Company’s financial performance can also be found on the Company’s Quarterly Report on Form 10-Q.
About Terremark Worldwide, Inc.
Terremark Worldwide (NASDAQ:TMRK) is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security, data storage and cloud computing services. Terremark’s Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps® service platform combines end-to-end systems management workflow with a comprehensive customer portal. More information about Terremark Worldwide can be found at http://www.terremark.com.
Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, including uncertainties inherent in government contracting, its ability to cross-sell across an acquired customer base, ability to increase revenue yields within facilities, ability to refinance existing debt, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products, Terremark’s ability to manage its growth, and the successful integration of operations of acquired companies. Terremark does not assume any obligation to update these forward-looking statements.
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Non-GAAP Financial Measures
Terremark continues to provide all information required in accordance with U.S. Generally Accepted Accounting Principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Terremark uses non-GAAP financial measures, such as EBITDA, as adjusted. In presenting these non-GAAP financial measures, Terremark excludes certain items that it believes are not good indicators of the Company’s current or future operating performance. These items are depreciation, amortization, certain legal and professional costs, litigation and employment settlements, and share-based payments, including share-settled liabilities. Bookings represent contracted revenue to be deployed in current or future periods. Bookings are calculated based on the annualized value of monthly recurring revenues plus project-type revenue.
Terremark intends to calculate the various non-GAAP financial measures in future periods on a basis consistent with its calculation of those measures for the six and three months ended September 30, 2010 and 2009 and for the three months ended June 30, 2010, presented within this press release.
CONTACT:
Media Relations
Terremark Worldwide, Inc.
Xavier Gonzalez
305-961-3134
xgonzalez@terremark.com
Investor Relations
Terremark Worldwide, Inc.
Hunter Blankenbaker
305-961-3109
hblankenbaker@terremark.com

Terremark Worldwide, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	June 30,	September 30,
	2010	2010	2009
Assets
Current assets:
Cash and cash equivalents	$47,661	$52,318	$130,724
Accounts receivable, net	52,945	56,873	37,677
Prepaid expenses and other current assets	14,712	14,802	11,951

Total current assets	115,318	123,993	180,352

Property and equipment, net	476,116	429,563	327,488
Debt issuance costs, net	4,926	4,905	3,362
Other assets	15,592	14,653	13,602
Intangibles, net	10,805	11,282	11,879
Goodwill	96,112	96,112	86,139

Total assets	$718,869	$680,508	$622,822

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of capital lease obligations	$7,208	$5,473	$3,068
Accounts payable and other current liabilities	83,759	67,730	49,433
Interest payable	17,576	2,529	14,685

Total current liabilities	108,543	75,732	67,186
Secured loans	444,952	444,404	387,596
Convertible debt	57,192	57,192	57,192
Deferred rent and other liabilities	29,374	23,926	16,114
Deferred revenue	9,040	8,657	8,028

Total liabilities	649,101	609,911	536,116

Commitments and contingencies	—	—	—

Stockholders’ equity:
Series I convertible preferred stock	—	—	—
Common stock	66	65	65
Common stock warrants	8,901	8,901	8,927
Additional paid-in capital	463,567	458,396	452,591
Accumulated deficit	(402,681)	(394,935)	(375,408)
Accumulated other comprehensive (loss) income	(85)	(1,830)	531

Total stockholders’ equity	69,768	70,597	86,706

Total liabilities and stockholders’ equity	$718,869	$680,508	$622,822

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Revenues	$84,874	$79,047	$69,803

Expenses:
Cost of revenues, excluding depreciation and amortization	44,101	43,645	39,757
General and administrative	11,177	10,515	8,479
Sales and marketing	10,340	8,567	6,099
Depreciation and amortization	12,914	11,689	8,894

Total operating expenses	78,532	74,416	63,229

Income from operations	6,342	4,631	6,574

Other (expenses) income:
Interest expense	(14,428)	(14,219)	(13,929)
Change in fair value of derivatives	149	25	61
Interest income	140	107	119
Other	835	(313)	265

Total other expenses	(13,304)	(14,400)	(13,484)

Loss before income taxes	(6,962)	(9,769)	(6,910)
Income tax expense	(784)	(499)	(326)

Net loss	(7,746)	(10,268)	(7,236)
Preferred dividend	(234)	(233)	(235)

Net loss attributable to common stockholders	$(7,980)	$(10,501)	$(7,471)

Net loss per common share:
Basic and diluted	$(0.12)	$(0.16)	$(0.12)

Weighted average common shares outstanding — basic and diluted	65,725	65,201	64,669

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	6,342	4,631	6,574
Depreciation and amortization	12,914	11,689	8,894
Share-based payments, including share-settled liabilities	3,572	2,739	2,116
Certain legal and professional costs	118	185	288
Litigation and employment settlements		—	103

EBITDA, as adjusted	$22,946	$19,244	$17,975

Calculation of Gross Profit Margin:
Revenues	84,874	79,047	69,803
Less:
Cost of revenues, excluding depreciation and amortization	44,101	43,645	39,757

Gross profit	$40,773	$35,402	$30,046

Gross Profit Margin as a % of Revenue	48%	45%	43%

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Six Months Ended
	September 30,	September 30,
	2010	2009
Revenues	$163,921	$135,564

Expenses:
Cost of revenues, excluding depreciation and amortization	87,746	76,482
General and administrative	21,692	16,715
Sales and marketing	18,907	12,375
Depreciation and amortization	24,603	17,766

Total operating expenses	152,948	123,338

Income from operations	10,973	12,226

Other (expenses) income:
Interest expense	(28,647)	(22,993)
Loss on early extinguishment of debt	—	(10,275)
Change in fair value of derivatives	174	(1,439)
Interest income	247	212
Other	522	755

Total other expenses	(27,704)	(33,740)

Loss before income taxes	(16,731)	(21,514)
Income tax expense	(1,283)	(900)

Net loss	(18,014)	(22,414)
Preferred dividend	(467)	(469)

Net loss attributable to common stockholders	$(18,481)	$(22,883)

Net loss per common share:
Basic and diluted	$(0.28)	$(0.36)

Weighted average common shares outstanding — basic and diluted	65,465	63,050

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	10,973	12,226
Depreciation and amortization	24,603	17,766
Share-based payments, including share-settled liabilities	6,311	4,148
Certain legal and professional costs	303	393
Litigation and employment settlements		142

EBITDA, as adjusted	$42,190	$34,675

Calculation of Gross Profit Margin:
Revenues	163,921	135,564
Less:
Cost of revenues, excluding depreciation and amortization	87,746	76,482

Gross profit	$76,175	$59,082

Gross Profit Margin as a % of Revenue	46%	44%